November 2026 Third Quarter 2026 Earnings Call Exhibit 99.2

Forward Looking Statement Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “anticipates”, “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission and available on the Partnership’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

CrossAmerica Business Overview Maura Topper, President & CEO

Third Quarter Operating Results OPERATING RESULTS (in thousands, except for margin per gallon and merchandise gross margin percentage) Three Months ended Sept 30, 2026 2025 % Change Retail Segment: Gross Profit $78,007 $79,985 (2%) Operating Expenses $50,481 $50,640 0% Operating Income $27,526 $29,345 (6%) Motor Fuel Gross Profit $37,550 $40,732 (8%) Retail Margin Per Gallon $0.404 $0.384 5% Volume of Gallons Sold 128,586 141,806 (9%) Merchandise Gross Profit* $32,752 $31,981 2% Same Store Sales Excluding Cigarettes* $74,627 $74,351 0% Merchandise Gross Margin Percentage* 30.3% 28.9% 140 bps Wholesale Segment: Gross Profit $23,119 $24,785 (7%) Operating Income $17,326 $17,884 (3%) Motor Fuel Gross Profit $14,367 $15,718 (9%) Wholesale Margin Per Gallon $0.088 $0.088 0% Volume of Gallons Distributed 162,775 177,662 (8%) *Includes only company operated retail sites

CrossAmerica Financial Overview Jon Benfield, Chief Financial Officer

Third Quarter Financial Results OPERATING RESULTS (in thousands, except for distributions per unit and coverage) Three Months ended Sept 30, 2026 2025 % Change Net Income $8,766 $13,588 (35%) Adjusted EBITDA $38,705 $41,309 (6%) Distributable Cash Flow $21,837 $27,773 (21%) Distribution Paid per LP Unit $0.5250 $0.5250 0% Distributions Paid $20,041 $20,012 0% Distribution Coverage (Paid Basis-current quarter) 1.09x 1.39x (21%) Distribution Coverage (Paid Basis – trailing twelve months) 1.32x 1.00x 32% Note: See the reconciliation of Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Capital Strength Capital Expenditures Third quarter 2026 capital expenditures of $7.2 million with $1.9 million of growth capex Growth capital projects continue to focus on targeted renovations as well as projects to increase food offerings Leverage Credit facility balance at 09/30/26: $674.5 million Continue to manage debt levels and leverage ratio Leverage ratio was 3.72x at 09/30/26 Effective interest rate at 09/30/26: 5.6% Ongoing benefit of interest rate swaps in elevated rate environment Continued Focus on Execution, Expense Management, Cash Flows, and Strong Balance Sheet

Appendix Third Quarter 2026 Earnings Call

Non-GAAP Financial Measures Non-GAAP Financial Measures We use the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income (loss) before deducting interest expense, income taxes and depreciation, amortization and accretion (which includes certain impairment charges). Adjusted EBITDA represents EBITDA as further adjusted to exclude equity-based compensation expense, gains or losses on dispositions and lease terminations, net and certain discrete acquisition-related costs, such as legal and other professional fees, separation benefit costs and certain other discrete non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. The Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by distributions paid on common units. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day-to-day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess the ability to generate cash sufficient to make distributions to our unitholders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing the financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

CROSSAMERICA PARTNERS LP

Third Quarter 2026 Earnings Call November 2026

Non-GAAP Reconciliation

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Net income	$ 8,766	$ 13,588	$ 40,237	$ 31,641
Interest expense	12,176	11,786	34,268	37,199
Income tax expense	3,007	2,865	8,835	3,163
Depreciation, amortization and accretion expense	16,843	20,033	50,673	69,671
EBITDA	40,792	48,272	134,013	141,674
Equity-based employee and director compensation expense	314	364	1,102	1,353
Gain on dispositions and lease terminations, net [a]	(2,415)	(7,387)	(9,618)	(40,789)
Acquisition-related costs [b]	14	60	58	423
Adjusted EBITDA	38,705	41,309	125,555	102,661
Cash interest expense	(10,708)	(11,301)	(31,831)	(35,745)
Sustaining capital expenditures [c]	(5,311)	(1,853)	(11,613)	(7,124)
Current income tax expense [d]	(849)	(382)	(5,191)	(528)
Distributable Cash Flow	$ 21,837	$ 27,773	$ 76,920	$ 59,264
Distributions paid on common units	20,041	20,012	60,093	59,994
Distribution Coverage Ratio	**1.09x**	**1.39x**	**1.28x**	**0.99x**

(a) Primarily includes net gains in connection with CrossAmerica's ongoing real estate optimization effort of $2.9 million and $7.4 million for the three months ended September 30, 2026, and 2025, and $10.3 million and $42.5 million for the nine months ended September 30, 2026, and 2025, respectively.

(b) Relates to certain acquisition-related costs, such as legal and other professional fees, separation benefit costs and purchase accounting adjustments associated with recent acquisitions.

(c) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain CrossAmerica's long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes or to maintain the sites in conditions suitable to operate or lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(d) Excludes current income tax expense incurred on the sales of sites.

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